Exhibit 99

CONTACT:

Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
(908) 630- 5000	(908) 630-5018

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS RECORD INCOME

PRE-TAX INCOME UP 138.8% FOR THE QUARTER
NET INCOME UP 81.3% FOR THE QUARTER
DECLARES 5% STOCK DIVIDEND AND CASH DIVIDEND OF $.03 PER SHARE—A 50% INCREASE

BERNARDSVILLE, NJ - APRIL 26, 2006… Somerset Hills Bancorp (NASDAQ:  SOMH) reported record net income for the first quarter 2006.  For the quarter ended March 31, 2006, net income increased by $213,000 to $475,000, or $0.11 per diluted share, up 57 percent from $0.07 per diluted share achieved during the first quarter of 2005.

The Company’s return on average equity was 7.42 percent and return on average assets was .80 percent for the first quarter of 2006.  The net interest margin was 4.24 percent for the first quarter of 2006.  For the first quarter of 2005, the Company’s return on average equity was 4.55 percent, its return on average assets was 0.57 percent, and its net interest margin was 4.21 percent.

Somerset Hills Bancorp also declared a 5% stock dividend and a cash dividend of $.03 per share ( a 50% increase) payable May 31, 2006 to shareholders of record as of May 15, 2006.

At March 31, 2006, loans increased $40.4 million, or 31.1 percent to $170.4 million from $130.0 when compared to March 31, 2005.  At March 31, 2006, deposits increased $44.4 million, or 26.4 percent , to $212.7 million from $168.3 million when compared to March 31, 2005. During that same period, core deposits increased 31.6 percent.

At March 31, 2006, total assets were $241.5 million, up from $193.2 million at March 31, 2005, a 25.0 percent increase.

Stewart E. McClure, Jr., President and Chief Executive Office said, “ We are extremely pleased with the continued growth in income, core customer acquisition and our franchise. We hope to open our next branch in Madison by early this summer, followed by our Stirling branch in the fourth quarter 2006, and the Long Valley branch during the first half of 2007. We will continue to work on identifying other new branch opportunities.” Given the very competitive market that we’re in, we feel particularly good about our loan growth of 31.1% and core deposit growth of 31.6%, over the same period last year. This confirms to us the customer’s desire for great, old-fashioned personal service combined with some of the best products offered in the market.”

Somerset Hills Bancorp is a bank holding company which owns all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham, Morristown, and Summit, New Jersey.  It has announced plans to open three additional offices in Madison, Stirling, and Long Valley.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company’s warrants are traded under the symbol SOMHW.  You can visit our website at www.somersethills.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  We based the forward-looking statements on various factors and using numerous assumptions.  Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with SEC.

SOMERSET HILLS BANCORP
Selected Consolidated Financial Data
(Unaudited)

($ in thousands except per share data)	Three Months Ended
	March 31
	2006	2005

Income Statement Data:

Interest income	$3,551	$2,342
Interest expense	1,226	578
Net interest income	2,325	1,764
Provision for loan losses	76	0
Net interest income after prov. for loan losses	2,249	1,764
Non-interest income	656	581
Non-interest expense	2,160	2,033
Income before income taxes	745	312
Income tax expense	270	50
Net income	$475	$262

Balance Sheet Data:

Total assets	$241,469	$193,196
Loans, net	170,441	129,995
Loans held for sale	11,257	11,835
Allowance for loan losses	2,046	1,628
Investment securities held to maturity	9,356	4,838
Investment securities held for sale	30,062	18,534
Deposits	212,702	168,266
Shareholders' equity	26,472	23,147

Performance Ratios:

Return on average assets	0.80%	0.57%
Return on average equity	7.42%	4.55%
Net interest margin	4.24%	4.21%
Efficiency ratio	72.5%	86.7%

Asset Quality:

Nonaccrual loans	0	0
OREO property	0	0
Net charge-offs (recoveries)	0	6
Allowance for loan losses to total loans	1.19%	1.24%
Nonperforming loans to total loans	0	0

Per Share Data:

Earnings per share- Basic	$0.14	$0.08
Earnings per share- Diluted	$0.11	$0.07
Book value per share	$7.50	$6.88
Tangible book value	$7.16	$6.52

SOMERSET HILLS BANCORP
Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data)
	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(Unaudited)	(Unaudited)
Interest Income

Loans, including fees	$3,074	$2,096
Investment securities	459	194
Federal funds sold	10	47
Interest bearing deposits with other banks	8	5
Total interest income	3,551	2,342

Interest Expense

Deposits	1,128	566
Federal funds purchased	1	-
Federal Home Loan Bank Advances	97	12
Total interest expense	1,226	578

Net Interest Income	2,325	1,764

Provision for Loan Losses	76	-

Net Interest Income After
Provision for loan Losses	2,249	1,764

Non-Interest Income

Service fees on deposit accounts	75	69
Gains on sales of mortgage loans, net	465	420
Other Income	116	92

Total Non-Interest Income	656	581

Non-Interest Expenses

Salaries and employee benefits	1,146	1,002
Occupancy expense	390	363
Advertising and business promotion	170	121
Stationery and supplies	60	57
Data processing	102	83
Other operating expense	292	407

Total Non-Interest Expenses	2,160	2,033

Income before provision for taxes	745	312

Provision For Income Taxes	270	50

Net Income	$475	$262
Per share data*
Net income -basic	$0.14	$0.08
Net income -diluted	$0.11	$0.07

* Restated to reflect 5% stock dividends
in 2006 and 2005

SOMERSET HILLS BANCORP
Consolidated Balance Sheets
(Dollars in Thousands)
	March 31,2006	December 31, 2005

ASSETS

Cash and due from banks	$6,205	$10,321
Federal funds sold	100	-
Total cash and cash equivalents	6,305	10,321

Loans held for sale	11,257	15,380
Investment securities held to matrurity(Approximate
market value of $9,342 in 2006 and $9,372 in 2005)	9,356	9,366
Investment securities available for sale	30,062	31,899

Loans receivable	172,650	167,301
Less allowance for loan losses	(2,046)	(2,029)
Deferred fees	(163)	(154)
Net loans receivable	170,441	165,118

Premises and equipment,net	4,707	4,679
Goodwill, net	1,191	1,191
Bank owned life insurance	5,580	5,533
Accrued interest receivable	1,203	1,135
Deferred tax asset	934	889
Other assets	433	415

TOTAL ASSETS	$241,469	$245,926

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing deposits-demand	$43,350	$45,667
Interest bearing deposits-NOW, money market and savings	145,987	141,846
Certificates of deposit, under $100,000	13,598	14,034
Certificates of deposit, $100,000 and over	9,767	6,697

Total deposits	212,702	208,244

Federal Home Loan advances	1,000	10,600
Accrued interest payable	361	252
Taxes payable	248	760
Other liabilities	686	765

Total liabilities	214,997	220,621

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued	-	-
Common stock- authorized, 9,000,000 shares
of no par value;issued and outstanding,
*3,529,265 in 2006 and *3,426,289 in 2005	25,218	24,389
Retained earnings	1,632	1,223
Accumulated other comprehensive loss	(378)	(307)

Total stockholders' equity	26,472	25,305

TOTAL LIABILITIES AND
STOCKHOLDERS`EQUITY	$241,469	$245,926

*Restated to reflect 5% stock dividends in 2006 and 2005